Exhibit 99.1

CONTACT:	Investor Relations
404-715-2170, investorrelations@delta.com

Corporate Communications
404-715-2554, media@delta.com

Delta Air Lines Announces Upsize of SkyMiles Financing to $9 Billion

ATLANTA, Sept. 17, 2020 – Today, Delta Air Lines (NYSE:DAL) announced the upsize and pricing of the previously announced private offering by Delta and its indirect wholly-owned subsidiary, SkyMiles IP Ltd. An aggregate of $2.5 billion in principal amount of 4.5% senior secured notes due 2025 and an aggregate of $3.5 billion in principal amount of 4.75% senior secured notes due 2028 (collectively the “Notes”) are expected to be issued on September 23, 2020, subject to customary closing conditions. The Notes will be issued at a price to investors of 100% of their principal amount. Concurrently with the issuance of the Notes, Delta and SkyMiles IP Ltd. expect to enter into a credit agreement providing for a $3.0 billion term loan facility (“New Credit Facility”), also subject to customary closing conditions. In total, the Notes and New Credit Facility will provide gross proceeds of $9.0 billion, an increase of $2.5 billion from the anticipated original $6.5 billion deal size, at a blended average annual rate of 4.75%.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

About Delta

Delta Air Lines (NYSE: DAL) is the U.S. global airline leader in safety, innovation, reliability and customer experience. Powered by our employees around the world, Delta has for a decade led the airline industry in operational excellence while maintaining our reputation for award-winning customer service.

Today, and always, nothing is more important than the health and safety of our customers and employees. Since the onset of the COVID-19 pandemic, Delta has moved quickly to transform the industry standard of clean while offering customers more space across the travel journey. These and numerous other layers of protection ensure a safe and comfortable travel experience for our customers and employees.

With our mission of connecting the people and cultures of the globe, Delta strives to foster understanding across a diverse world and serve as a force for social good.

1

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the performance of our significant investments in and commercial relationships with, airlines in other parts of the world; failure to comply with the financial and other covenants in our financing agreements; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the impact of environmental regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; and uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Sept. 17, 2020, and which we have no current intention to update except to the extent required by law.

###

2